As filed with the Securities and Exchange Commission on August 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

BIT BROTHER LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Room 910, Building 1, Huitong Building,

No.168, Hehua Road, Hehuayuan Street,

Furong District, Changsha City, Hunan Province

People’s Republic of China

+86 0731-85133570

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

((Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Joan Wu, Esq.

Hunter Taubman Fischer & Li, LLP

800 Third Avenue, Suite 2800

New York, New York 10022

(212) 530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee

Ordinary shares, no par value	6,950,000	$0.8025	$5,577,375	$609
Total Fee due				$609

(1)	The securities registered also include such indeterminate number of ordinary shares pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar anti-dilutive transactions.

(2)	The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the ordinary shares registered hereunder, based upon the price of $0.8025, which was the average of the high and low prices reported on the Nasdaq Capital Market on July 30, 2021.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these ordinary shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these ordinary shares, and it is not soliciting an offer to buy these ordinary shares in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2021

PROSPECTUS

6,950,000 Ordinary Shares Underlying Warrants Offered by Selling Shareholders

BIT BROTHER LIMITED

This prospectus relates to the registration of the resale by the selling shareholders of 6,950,000 ordinary shares, no par value, underlying Warrants (the “Warrants”) of Bit Brother Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”). The holders of the Warrants are each referred to herein as a “Selling Shareholder” and collectively as the “Selling Shareholders.” Each of the Warrants is exercisable for one ordinary share at an exercise price of $3.60 per share.

This prospectus also covers any additional ordinary shares that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants issued to the Selling Shareholders by reason of share splits, share dividends, and other events described therein.

The securities may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. The Selling Shareholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the ordinary shares issuable from time to time upon exercise of the Warrants, through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, see the section entitled “Plan of Distribution” on page 13. For a list of the Selling Shareholders, see the section entitled “Selling Shareholders” on page 11.

The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their ordinary shares hereunder following the effective date of this registration statement.

We are registering the Warrants on behalf of the Selling Shareholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of the ordinary shares underlying the Warrants, we may receive up to $3.60 per share upon the cash exercise of the Warrants. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Warrants. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale the Warrants.

Our ordinary shares are currently listed on the Nasdaq Capital Market under the symbol “BTB.”

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is approximately $29.8 million.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 3, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 2, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission. Under that registration statement, the selling shareholders may offer from time to time our ordinary shares in one or more offerings.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

In this prospectus, unless we indicate otherwise, “we,” “us,” “our,” “the Company,” “BTB” and/or “Bit Brother” refer to Bit Brother Limited, as consolidated with its various subsidiaries.

BUSINESS DESCRIPTION

BIT BROTHER LIMITED

Business Overview

Bit Brother Limited (formerly known as Urban Tea, Inc., Delta Technology Holdings Ltd, and prior to that as CIS Acquisition Ltd.) was incorporated in the British Virgin Islands as a company with limited liability on November 28, 2011. We have become a retailer and distributor of specialty tea products in China (also referred to as “PRC”) since November 2018, and have fully completed the disposition of our fine and specialty chemical manufacturing business in April 2019. Our business currently consists of the distribution and retail of specialty tea products. We have recently decided to start operations in the business of blockchain technology and cyptocurrency mining. We anticipate to utilize a new subsidiary to conduct research and development of blockchain-based software and applications and the commercialization of such application as well as cryptocurrency mining.

Recent Developments

On March 26, 2021, the Company entered into certain securities purchase agreement with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to sell an aggregate of 3,797,488 units (the “Units”), each Unit consisting of one ordinary share of the Company, no par value and a warrant to purchase three Shares with an initial exercise price of $4.65 per ordinary share, at a price of $3.72 per Unit, for an aggregate purchase price of approximately $14.1 million (the “March 2021 PIPE”). The March 2021 PIPE closed on April 20, 2021 when all the closing conditions were satisfied. The gross proceeds to the Company from the March 2021 PIPE were approximately $14.1 million.

On April 28, 2021, the Company entered into certain securities purchase agreement with certain non-affiliated institutional investors, pursuant to which the Company agreed to sell 6,950,000 of its ordinary shares in a registered direct offering and warrants to purchase 6,950,000 ordinary shares in a concurrent private placement (the “April 2021 Offering”), for gross proceeds of approximately $25 million. The warrants will be exercisable immediately following the date of issuance for a period of five and a half years at an initial exercise price of $3.60. The purchase price for each ordinary share and the corresponding warrant is $3.60.

On May 20, 2021, we received the stamped Certificate of Change of Name from the British Virgin Islands Registrar of Corporate Affairs dated May 20, 2021 pursuant to which our name has been changed to “Bit Brother Limited” (the “Name Change”). In addition to the Name Change, we also effected a change of our ticker symbol from “MYT” to “BTB,” (the “Symbol Change”) on June 16, 2021.

On July 16, 2021, the Company entered into certain securities purchase agreement with certain non-affiliated institutional investors, pursuant to which the Company agreed to sell 15,000,000 of its ordinary shares and warrants to purchase 150,000,000 ordinary shares in a registered direct offering (the “July 2021 Offering”), for gross proceeds of approximately $22.5 million. The warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $1.50. The purchase price for each ordinary share and the corresponding warrant is $1.50.

Corporate Information

Our principal executive office is located at Room 910, Building 1, Huitong Building, No.168, Hehua Road, Hehuayuan Street, Furong District, Changsha City, Hunan Province, People’s Republic of China. Our telephone number at that address is +86 0731-85133570. Our company website is www.h-n-myt.com. Our NASDAQ symbol is BTB, and we make our SEC filings available on the Investor Relations page of our website, www.h-n-myt.com. Information contained on our website is not part of this prospectus. Our agent for service in the United States is VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on October 30, 2020, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Relating to the Planned Blockchain and Cryptocurrency Mining Business

Investment in our new line of business could present risks not originally contemplated.

The Company plans on investing in its planned expansion into the blockchain and cryptocurrency mining business. New ventures are inherently risky and may not be successful. In evaluating such endeavors, we are required to make difficult judgments regarding the value of business strategies, opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, these investments involve certain other risks and uncertainties, including the risks involved with entering new competitive categories or regions, the difficulty in integrating the new business, and the challenges in achieving strategic objectives and other benefits expected from our investment.

If we are unable to successfully execute our planned blockchain and cryptocurrency mining business plan, it would affect our financial and business condition and results of operations.

Our previously announced growth strategy included the expansion of our operations to include a blockchain and cryptocurrency mining business. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our intentions and expectations with regard to the execution of our business plan, and the timing of any related initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to successfully execute our business plan, whether due to failure to realize the anticipated benefits from our business initiatives in the anticipated time frame or otherwise, we may be unable to achieve our financial targets.

Cryptocurrency mining relies on a steady and inexpensive power supply for operating mining farms and running mining hardware. Failure to access a large quantity of power at reasonable costs could significantly increase our operating expenses and adversely affect our demand for our mining machines.

Cryptocurrency mining consumes a significant amount of energy power to process the computations and cool down the mining hardware. Therefore, a steady and inexpensive power supply is critical to cryptocurrency mining. There can be no assurance that the operations of our planned cryptocurrency mining business will not be affected by power shortages or an increase in energy prices in the future. In addition, as we intend to establish and operate mining machines and engage in key mainstream cryptocurrencies mining activities, such as Bitcoin, in the near future, any increase in energy prices or a shortage in power supply in the area of our mining machines may be located will increase our potential mining costs and reduce the expected economic returns from our mining operation significantly.

In particular, the power supply could be disrupted by natural disasters, such as floods, mudslides and earthquakes, or other similar events beyond our control. Further, we may experience power shortages due to seasonal variations in the supply of certain types of power such as hydroelectricity. Power shortages, power outages or increased power prices could adversely affect our mining businesses. Under such circumstances, our business, results of operations and financial condition could be materially and adversely affected.

Shortages in, or rises in the prices of mining machines may adversely affect our business

Given the long production period to manufacture and assemble mining machines, there is no assurance that we can acquire enough mining machines for our planned cryptocurrency mining. We may rely on third parties to supply mining machines to us, and shortages of mining machines or any delay in delivery of our orders could seriously interrupt our operations. The scale of our cryptocurrency mining capacity depends on obtaining adequate mining machines on a timely basis and at competitive prices. Shortages of mining machines could result in reduced mining capacity, as well as an increase in operation costs, which could materially delay the completion of our mining capacity and commencement of our mining. As a result, our business, results of operations and reputation could be materially and adversely affected.

We may not be able to develop our cryptocurrency mining capacity because we may fail to anticipate or adapt to technology innovations in a timely manner, or at all.

The cryptocurrencies mining industry is experiencing rapid technological changes. Failure to anticipate technology innovations or adapt to such innovations in a timely manner, or at all, may result in our research becoming obsolete at sudden and unpredictable intervals and, accordingly, we may not successfully develop our mining capacity at all. To establish our cryptocurrency mining capacity, we will invest heavily in technology research and development. The process of research and developing new technologies in cryptocurrency is inherently complex and involves significant uncertainties. There are a number of risks, including the following:

●	our research and development efforts may fail in resulting in the development or commercialization of new technologies or ideas in blockchain or cryptocurrency;

●	our research and development efforts may fail to translate new product plans into commercially feasible products;

●	our new technologies or new products may not be well received by the markets;

●	we may not have adequate funding and resources necessary for continual investments in research and development;

●	even assuming our technologies and products become marketable or profitable, they may become obsolete due to rapid advancements in technology and changes in the mainstream markets; and

●	our newly developed technologies may not be protected as proprietary intellectual property rights.

Our research and development efforts may not yield the expected results, or may prove to be futile due to the lack of market demand. Further, any failure to anticipate the next-generation technology roadmap or changes in the mainstream markets or to timely develop new or enhanced technologies in response could result in loss of our business.

Adverse changes in the regulatory environment in the PRC market could have a material adverse impact on our planned cryptocurrency related business.

Our planned cryptocurrency mining will be in China. Our cryptocurrency related products business could therefore be significantly affected by, among other things, the regulatory developments in the PRC. Governmental authorities are likely to continue to issue new laws, rules and regulations governing the cryptocurrency industry that we plan to enter and enhance enforcement of existing laws, rules and regulations. For example, Xinjiang, an autonomous region in northwest China, warned local Bitcoin mining enterprises that were operating illegally to close their operations before August 30, 2018 and the People’s Bank of China, or the PBOC, imposed a ban in September 2017 prohibiting financial institutions from engaging in initial coin offering transactions. Some jurisdictions, including the PRC, restrict various uses of cryptocurrencies, including the use of cryptocurrencies as a medium of exchange, the conversion between cryptocurrencies and fiat currencies or between cryptocurrencies, the provision of trading and other services related to cryptocurrencies by financial institutions and payment institutions, and initial coin offerings and other means of capital raising based on cryptocurrencies. In addition, cryptocurrencies may be used by market participants for black market transactions, to conduct fraud, money laundering and terrorism-funding, tax evasion, economic sanction evasion or other illegal activities. As a result, governments may seek to regulate, restrict, control or ban the mining, use, holding and transferring of cryptocurrencies.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether cryptocurrencies will be able to cope with, or benefit from, those changes. In addition, as cryptocurrency mining employs sophisticated and high computing power devices that need to consume large amounts of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where we intend to deploy our mining capacities, may also affect the development of our business plan. There has been negative public reaction to surrounding the environmental impact of Bitcoin mining, particularly the large consumption of electricity, and governments of various jurisdictions have responded.

Further, relevant restrictions from existing and future regulations on mining, holding, using, or transferring of cryptocurrencies may adversely affect our future business operations and results of operations. For example, although mining activities have not been explicitly prohibited by the PRC government, any further order of the PRC government to limit cryptocurrency mining may result in a crackdown on the cryptocurrency market and adversely affect our cryptocurrency-related business plans. If any jurisdictions impose limitations on the mining, use, holding or transferring of cryptocurrencies or any cryptocurrency-related activity, our business prospects, operations and financial results may be negatively impacted.

In addition, if cryptocurrencies or the mining of cryptocurrencies are regarded as securities by various governmental authorities, our planned cryptocurrency mining is likely to be deemed as issuance of cryptocurrencies to investors for financing purpose and thus prohibited under the PRC laws. Any such regulations, if implemented, will cause us to incur additional compliance costs and have a material adverse effect on our future business operations.

We may face intense industry competition.

Cryptocurrency mining, security, and insurance is in a highly competitive environment. Our competitors include companies that may have a longer history, larger market share, greater brand recognition, greater financial resources in research or other competitive advantages. We anticipate that competition will increase as cryptocurrencies gain greater acceptance and more players join the market of cryptocurrency mining and mining farm operations.

Strong competition in the market may require us to increase our marketing expenses and sales expenses, if any, or otherwise invest greater resources to gain market shares and expand our mining capacities as needed to adequately compete. Such efforts may negatively impact our profitability. If we are unable to effectively meet our business plans in the competitive landscape, our business, financial conditions and results of operations may be adversely affected.

Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third party liabilities.

In recent years, the SEC has ruled that the two most valuable cryptocurrencies—Bitcoin and Ethereum—are not securities. We therefore believe that we will not be deemed to be engaged in the business of investing, reinvesting, or trading in securities, and we shall not hold ourselves out as being engaged in those activities. However, under the Investment Company Act a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our planned investments and our mining activities, including investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The bitcoins we own, acquire or mine may be deemed an investment security by the SEC, although we do not believe any of the cryptocurrencies we own, acquire or mine are securities. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and bitcoin on hand or liquidating our investment securities or bitcoin or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

Risks Relating to the Current Pandemic

Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and confirmed cases were also reported in other parts of the world. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

As a result, our operations in China and the U.S. have been materially affected. Our stores in China were temporarily closed until early March and have been gradually opening since then. As a result, the Company expects a lower amount of revenue and net income from February to April 2020 due to the downtime. In addition, the renovation of our new store in New York City which was expected to open in early 2020 was delayed due to COVID-19 related restrictions in the U.S. Accordingly, our operation and business have been and will continue to be adversely affected as the results of the wide-spread pandemic. Management may have to adjust or change our business plan in response to the prolonged pandemic and change of social behavior.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in China and U.S. remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our share price and create more volatility.

Risks Relating to British Virgin Islands Law

Rights of shareholders under BVI law differ from those under United States law, and, accordingly, our shareholders may have fewer protections.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Business Companies Act, 2004 (as amended, the “BVI Act”) and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our ordinary shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

The laws of the British Virgin Islands provide limited protection for minority shareholders, so minority shareholders will have limited or no recourse if they are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, there is limited statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of a British Virgin Islands company and are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. As such, if those who control the company materially disregard the requirements of the BVI Act or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote or breach of a duty owed to the shareholder by the Company; and (iv) acts where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded to minority shareholders under the laws of many states in the United States.

It may be difficult to enforce judgments against us or our executive officers and directors in jurisdictions outside the United States.

Under our Memorandum and Articles of Association, as amended, we may indemnify and hold our directors harmless against all claims and suits brought against them, subject to limited exceptions. Furthermore, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder will be governed exclusively by the laws of the British Virgin Islands and subject to the jurisdiction of the British Virgin Islands courts, unless those rights or obligations do not relate to or arise out of their capacities as such. Although there is doubt as to whether United States courts would enforce these provisions in an action brought in the United States under United States securities laws, these provisions could make judgments obtained outside of the British Virgin Islands more difficult to enforce against our assets in the British Virgin Islands or jurisdictions that would apply British Virgin Islands law.

Risk Relating to This Offering

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our ordinary shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional of our ordinary shares or other equity securities. In addition, the issuance and sale by us of additional of our ordinary shares or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our ordinary shares or other securities convertible into or exchangeable for of our ordinary shares. We cannot assure you that we will be able to sell of our ordinary shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Risk Relating to Our Ordinary Shares and Warrants

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

There is no public market for the Warrants offered in this offering.

There is no established public trading market for the Warrants being offered in this offering. We do not intend to apply to list the Warrants on the Nasdaq Capital Market or any other trading market. Accordingly, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants do not confer any rights of ordinary share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire ordinary shares at an exercise price of $1.50 per ordinary share, subject to certain adjustments, prior to the 5th year anniversary of the date of issuance. Moreover, following this offering, the market value of the Warrants, if any, is uncertain. There can be no assurance that the market price of the ordinary shares will equal or exceed the exercise price of the Warrants at any given time, and consequently, whether it will be profitable for holders of the Warrants to exercise the Warrants.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On July 10, 2019, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its common shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Deficiency”).

Under the Nasdaq Listing Rules, the Company had until January 6, 2020 to regain compliance, and may be eligible for an extension of an additional 180 calendar days, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provide a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

On December 3, 2019, the Company provided written notice to Nasdaq requesting for an extension through July 3, 2020 to demonstrate compliance with the Deficiency during the second compliance period.

On April 20, 2020, the Company received a notification letter from Nasdaq notifying the Company that Nasdaq has determined to toll the compliance periods for bid price requirements (the “Price-based Requirements”) through June 30, 2020. Accordingly, since the Company had 79 calendar days remaining in its bid price compliance period as of April 16, 2020, it will, upon reinstatement of the Price-based Requirements, still have 79 calendar days from July 1, 2020, or until September 17, 2020, to regain compliance.

On September 11, 2020, the Company received a written notification from the Nasdaq Stock Market Listing Qualifications Staff, indicating that the Company has regained compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) based on the Company’s closing bid price being $1.00 per share or greater for 10 consecutive business days from August 27 to September 10, 2020.

If the Company fails to maintain compliance with other listing rules in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. Each forward-looking statement speaks only as of the date this prospectus or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

Moreover, new risks regularly emerge after the outbreak of the COVID-19 and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus, as applicable. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any Selling Shareholder. The Selling Shareholders will receive all of the proceeds from the sale of ordinary shares under the secondary offering of this prospectus. To the extent that we receive proceeds from the exercise of the Warrants, we will use those proceeds to pay for the expenses of this offering and for working capital and other general corporate purposes. The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

SELLING SHAREHOLDERS

The table below lists the Selling Shareholders and other information regarding the “beneficial ownership” of ordinary shares by the Selling Shareholders. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any ordinary shares as to which the Selling Shareholders have sole or shared voting power or investment power and any ordinary shares that the Selling Shareholders have the right to acquire within sixty (60) days (including ordinary shares issuable upon exercise of warrants to purchase ordinary shares that are currently exercisable or exercisable within sixty (60) days).

The second column indicates the number of ordinary shares beneficially owned by the Selling Shareholders, based on their respective ownership as of July 30, 2021. The second column also assumes the exercise of all of the Warrants held by the Selling Shareholders as of July 30, 2021, without regard to any limitations on exercise described in this prospectus or in the Warrants.

The third column lists the ordinary shares being offered in this prospectus by the Selling Shareholders.

This prospectus covers the resale of all of the ordinary shares issuable upon exercise of the Warrants that are held by the Selling Shareholders. The Selling Shareholders can offer all, some or none of their ordinary shares, thus we have no way of determining the number of the ordinary shares underlying Warrants that will be held after this offering. Therefore, the fourth and fifth columns assume that the Selling Shareholders will sell all of the ordinary shares issuable upon exercise of the Warrants which are covered by this prospectus. See “Plan of Distribution.”

	Number of Ordinary Shares Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering (1)	Percentage Beneficially Owned After Offering (1)
Armistice Capital Master Fund Ltd (2)	1,400,000	1,400,000	0	*	%
Anson Investments Master Fund LP (3)	843,750	843,750	0	*	%
Anson East Master Fund LP (4)	281,250	281,250	0	*	%
Empery Asset Master, Ltd (5)	719,000	719,000	0	*	%
Empery Tax Efficient, LP (6)	208,625	208,625	0	*	%
Empery Tax Efficient III, LP (7)	322,375	322,375	0	*	%
Hudson Bay Master Fund Ltd. (8)	675,000	675,000	0	*	%
L1 Capital Global Opportunities Master Fund (9)	750,000	750,000	0	*	%
Sabby Volatility Warrant Master Fund, Ltd. (10)	1,000,000	1,000,000	0	*	%
S.H.N. Financial Investments Ltd (11)	750,000	750,000	0	*	%
TOTAL	6,950,000	6,950,000	0	*	%

*	Less than 1%

(1)	Includes ordinary shares owned by the Selling Shareholders upon full exercise of all Warrants to purchase ordinary shares that are held by the Selling Shareholders. The Warrants are each exercisable for one of our ordinary shares at an exercise price of $3.60 per share.

(2)	Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Capital Master Fund Ltd. Steven Boyd is the managing member of Armistice Capital. The address of Armistice Capital Master Fund Ltd is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd. (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of EAM is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(6)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(7)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE III is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(8)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd. (“Hudson Bay”), has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is 777 Third Avenue, 30th Floor, New York, N.Y. 10017.

(9)	The address for L1 Capital Global Opportunities Master Fund (“L1”) is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands, and its control person is David Feldman.

(10)	Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The principal business address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The principal business address of Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(11)	Nir Shamir and Hadar Shamir have the voting and investment control over the securities held by S.H.N Financial Investments Ltd. The address of S.H.N Financial Investments Ltd. is 8 Abba Even Blvd., Hertzelya, Israel.

PLAN OF DISTRIBUTION

The selling shareholders, including any of their donees, pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlements of short sales;

●	transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per security;

●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;

●	combinations of any such methods of sale; or

●	any other methods permitted pursuant to applicable law.

The selling shareholders may also sell ordinary under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of ordinary shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the ordinary shares.

In addition, any ordinary shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the ordinary shares may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the ordinary shares pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state ordinary shares laws. In addition, in certain states, the resale ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares of the ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital which solely consists of ordinary shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our ordinary shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our ordinary shares and preferred shares, please refer to our Memorandum and Articles of Association, that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find More Information.”

Our authorized capital stock consists of an unlimited number of shares divided into: (i) an unlimited number of ordinary shares with no par value; and (ii) 5,000,000 preferred shares, par value $0.0001 per share. As of July 30, 2021, 35,384,630 ordinary shares were outstanding. Each share, regardless if it is part of a class of ordinary shares, has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may by a resolution of the Board of Directors redeem our shares for such consideration as the Board of Directors determines.

EXPENSES

We are paying all of the expenses of the registration of our ordinary shares under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $20,609 which at the present time include the following categories of expenses:

SEC registration fee	$609

Legal fees and expenses	$20,000

Total	$20,609

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our ordinary shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels LP to the extent governed by the laws of the British Virgin Islands.

EXPERTS

The consolidated financial statements as of June 2020 and 2019 and for the fiscal years ended June 30, 2020, 2019 and 2018 are incorporated by reference into this prospectus have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares being offering under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to our Company and the ordinary shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement are available for inspection and copying as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2020, filed with the SEC on October 30, 2020;

●	the Company’s Current Reports on Form 6-K, as amended, filed with the SEC on July 20, 2020, July 27, 2020, August 18, 2020, November 17, 2020, February 19, 2021, March 22, 2021, March 26, 2021, March 29, 2021, April 20, 2021, April 27, 2021, April 28, 2021, May 5, 2021, May 14, 2021, May 17, 2021, June 15, 2021, June 28, 2021, and July 20, 2021; and

●	the description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-35755) filed with the SEC on June 1, 2015, including any amendment and report subsequently filed for the purpose of updating that description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

Bit Brother Limited

Room 910, Building 1, Huitong Building,

No.168, Hehua Road, Hehuayuan Street,

Furong District, Changsha City, Hunan Province

People’s Republic of China

+86 0731-85133570

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as:

●	Political and economic stability:

●	An effective judicial system;

●	A favorable tax system;

●	The absence of exchange control or currency restrictions; and

●	The availability of professional and support services

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our organizational documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. The majority of our directors and officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been informed by Harney Westwood & Riegels LP our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Harney Westwood & Riegels LP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

●	the foreign court issuing the judgment had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process; and

●	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

BIT BROTHER LIMITED

Up to

6,950,000 Ordinary Shares Underlying Warrants Offered by Selling Shareholders

PROSPECTUS

AUGUST 2, 2021

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER OF THESE ORDINARY SHARES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS AND YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify and secure harmless our directors, secretary, other officers, auditors, liquidators and agents against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with legal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors, secretary, officers, auditors, liquidators or agents. To be entitled to indemnification, these persons must not have acted with actual fraud or willful default in any matter on the part of any said persons, and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Item 9. Exhibits

No.	Description
5.1	Opinion of Harney Westwood & Riegels LP

23.1	Consent of Harney Westwood & Riegels LP (included in Exhibit 5.1)

23.2	Consent of Centurion ZD CPA & Co.

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)*

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of ordinary shares offered (if the total dollar value of ordinary shares offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the ordinary shares being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of ordinary shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the ordinary shares in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the ordinary shares, the undersigned Registrant undertakes that in a primary offering of ordinary shares of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the ordinary shares to the purchaser, if the ordinary shares are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such ordinary shares to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its ordinary shares provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such ordinary shares at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hunan, the People’s Republic of China, on this 2nd day of August, 2021.

BIT BROTHER LIMITED

By:	/s/ Xianlong Wu
Xianlong Wu
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Xianlong Wu and Diyu Jiang and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Xianlong Wu	Chief Executive Officer and Chairman of the Board of Directors	August 2, 2021
Xianlong Wu	(Principal Executive Officer)

/s/ Diyu Jiang	Chief Financial Officer and Director	August 2, 2021
Diyu Jiang	(Principal Accounting and Financial Officer)

/s/ Shu Liu	Chief Operation Officer	August 2, 2021
Shu Liu

/s/ Jing Yi	Independent Director	August 2, 2021
Jing Yi

/s/ Anatoly Danilitskiy	Independent Director	August 2, 2021
Anatoly Danilitskiy

/s/ Yunfei Song	Independent Director	August 2, 2021
Yunfei Song

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this Registration Statement or amendment thereto in Newark, Delaware on August 2, 2021.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director